FOR IMMEDIATE RELEASE

BRC Group Holdings, Inc. Reports First Quarter 2026 Financial Results

First Quarter 2026 Net Income Available to Common Shareholders of $211.3 Million;
First Quarter 2026 Adjusted EBITDA of $262.2 Million;Operating Adjusted EBITDA of $34.6 Million

LOS ANGELES, May 7, 2026 – BRC Group Holdings, Inc. (Nasdaq: RILY) (“BRCGH” or the “Company”), a diversified holding company, today announced the filing of its Quarterly Report on Form 10-Q for the three month period ended March 31, 2026.

First Quarter 2026 Highlights

•Strong first quarter 2026 financial performance was driven by trading gains and operating segment performance.
•Total debt reduced by $128.9 million to $1.30 billion, and Net Debt(5) declined substantially by $254.6 million in the first quarter 2026, to $372.4 million.
•Announced plan for BRCGH to repurchase minority shares of B. Riley Securities (“BRS”) and merge BRS with B. Riley Wealth (“BRW”), estimated by year-end.

Bryant Riley, Chairman and Co-Chief Executive Officer of BRCGH, commented: “For the first quarter, we generated $211.3 million in net income and $34.6 million in Operating Adjusted EBITDA. We made progress on the balance sheet, retiring $129 million in debt while continuing to deliver for our clients. B. Riley Securities had its most active quarter for capital raising in five years, executing on nearly $10 billion in total debt and equity raised.

“Our team was active across the entire capital structure. During the quarter, we acted as joint lead bookrunner on a $230 million convert, participated in a $1.3 billion follow-on, led key M&A advisory and restructuring mandates and filed $8.7 billion in new ATMs. We also expanded our research footprint, initiating coverage on 26 companies in the first quarter.

“As we look ahead, our strategy is built on our 30-year heritage and an expanding opportunity set for our team. Over the last three decades, we have built this platform to serve as an active advisory partner and liquidity provider to companies in the historically underserved small- and mid-cap market. Our first-quarter also reflects the significant value generated by our principal investments. While the timing of these returns naturally varies, this merchant banking capability is a deliberate feature of our model designed to capture significant upside alongside our clients. The planned combination of our institutional banking and capital markets business and B. Riley Wealth aligns us to better serve this core client base and put proprietary capital to work to back our partners. Our focus has proven to be a major differentiator for recruiting, and we continue to add top-tier producers who recognize the value of our franchise.

“With a strengthened balance sheet, steady contributions of our non-correlated Communications and Consumer businesses, an expanding pipeline, and operational discipline, we remain focused on executing for our team, our clients, and our shareholders. We look forward to discussing with our clients and partners at our 26th Annual Institutional Investor Conference later this month.”

BRC Group Holdings, Inc. | www.brcgh.com

BRC First Quarter 2026 and 2025 Financial Results Summary

	Three Months Ended March 31,

(Dollars in thousands, except for share data)	2026	2025

Net income (loss) available to common shareholders	$211,258	$(11,990)

Basic income (loss) per common share	$6.62	$(0.39)
Diluted income (loss) per common share	$6.57	$(0.39)

	Three Months Ended March 31,

(Dollars in thousands)	2026	2025

Operating Revenues (1)	$217,191	$213,526
Investment Gains (Losses) (2)	134,869	(27,463)
Total Revenues	$352,060	$186,063

Total Adjusted EBITDA (3)	$262,151	$(45,317)
Operating Adjusted EBITDA (4)	$34,648	$(5,610)

•Net income available to common shareholders was $211.3 million in the first quarter 2026, up from $(12.0) million in the first quarter 2025, primarily due to trading gains and lower operating expenses.
•Revenues were $352.1 million in the first quarter 2026, up from $186.1 million in the first quarter 2025. The increase for the first quarter 2026, compared to the same period last year, was primarily driven by trading gains.
•Adjusted EBITDA(3) was $262.2 million in the first quarter 2026, up from $(45.3) million in the first quarter 2025.
•Operating Adjusted EBITDA(4) was $34.6 million in the first quarter 2026, up from $(5.6) million in the first quarter 2025.
•Total debt was $1.30 billion, with Net Debt(5) of $372.4 million, at March 31, 2026, down from $1.43 billion and $627.0 million, respectively, at December 31, 2025. The reduction in Net Debt was primarily due to investment appreciation and bond-for-equity senior note exchanges.
•Cash, cash equivalents, and restricted cash was $178.0 million at March 31, 2026, down from $229.3 million at December 31, 2025.
•Securities and other investments owned were $639.7 million and Total Investments(6) were $705.1 million at March 31, 2026, up from $446.8 million and $520.5 million at December 31, 2025, respectively. The increase was primarily attributable to investment appreciation in Babcock & Wilcox.
•Basic and diluted earnings per common share (EPS) were $6.62 and $6.57 in the first quarter 2026, respectively, compared to $(0.39) in the first quarter 2025.
BRC Group Holdings, Inc. | www.brcgh.com

Segment Operations First Quarter 2026 and 2025 Financial Results Summary

	Three Months Ended March 31,

(Dollars in thousands)	2026	2025
Segment Revenues
Capital Markets	$172,111	$2,100
Wealth Management	52,175	47,278
Lingo	40,790	41,553
magicJack	8,783	9,801
Marconi Wireless	7,537	9,487
UOL	2,821	3,633
Consumer Products	44,115	42,103
Segment Income (Loss)
Capital Markets	$137,235	$(35,743)
Wealth Management	15,984	1,724
Lingo	3,764	2,399
magicJack	4,251	4,616
Marconi Wireless	3,077	1,744
UOL	1,473	1,854
Consumer Products	(2,641)	(5,141)

•Capital Markets segment revenues increased to $172.1 million in the first quarter 2026, up from $2.1 million in the first quarter 2025. Segment income increased to $137.2 million in the first quarter 2026, up from $(35.7) million in the first quarter 2025. Revenues and segment income increased year-over-year, driven by higher trading gains and advisory revenues.
•Wealth Management segment revenues increased to $52.2 million in the first quarter 2026, up from $47.3 million in the first quarter 2025. Segment income increased to $16.0 million in the first quarter 2026, up from $1.7 million in the first quarter 2025. B. Riley Wealth had approximately $11.9 billion of client assets under management at March 31, 2026. Revenues and segment income increased year-over-year, driven by increased carried interest appreciation and lower operating expenses.
•Communications Business Group (“CBG”) (Lingo, magicJack, Marconi Wireless, and UOL Reportable Segments) revenues, on a combined basis, decreased to $59.9 million in the first quarter 2026, down from $64.5 million in the first quarter 2025. On a combined basis, CBG generated income of $12.6 million for the first quarter 2026, up from $10.6 million in the first quarter 2025. The revenue decline was in line with customer attrition expectations.
•Consumer Products segment revenues increased to $44.1 million in the first quarter 2026, up from $42.1 million in the first quarter 2025. Segment loss decreased to $(2.6) million in the first quarter 2026, down from $(5.1) million in the first quarter 2025. Marginal increases in revenue and segment income were driven by improvements in distribution channel sales.

First Quarter 2026 Earnings Call
Management will provide a detailed review of the Company’s financial performance and operational highlights, followed by a question-and-answer session with analysts and investors.

Date: Thursday, May 7, 2026

Time: 4:30 p.m. ET (1:30 p.m. PT)

Register for the call at https://evercall.co/oacc/14524 or on the Company’s website at ir.brcgh.com under Events and Presentations. An audio recording will be made available for replay until May 21, 2026.
BRC Group Holdings, Inc. | www.brcgh.com

About BRC Group Holdings, Inc.
BRC Group Holdings, Inc. (Nasdaq: RILY) is a diversified holding company, including financial services, communications, and retail, and investments in equity, debt and venture capital. Our core financial services platform provides small cap and middle market companies customized end-to-end solutions at every stage of the enterprise life cycle. Our banking business offers comprehensive services in capital markets, sales, trading, research, merchant banking, M&A, and restructuring. Our wealth management business offers wealth management and financial planning services including brokerage, investment management, insurance, and tax preparation. Our communications businesses provide consumer and business services including traditional, mobile and cloud phone, internet and data, security, and email. Our retail businesses provide mobile computing accessories and home furnishings. BRCGH deploys its capital inside and outside its core financial services platform to generate shareholder value through opportunistic investments. For more information, please visit www.brcgh.com.

Note Regarding Use of Non-GAAP Financial Measures
Certain of the information set forth herein, including Operating Revenue, Investment Gains (Losses), Adjusted EBITDA, Operating Adjusted EBITDA, Total Investments, and Net Debt, may be considered non-GAAP financial measures. BRC Group Holdings, Inc. believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of its business and its revenues and cash flow, (i) including in the case of Operating Revenue, services and fees, interest income – loans, interest income - securities lending, fixed income spread, trading gains attributable to variable rate transaction spread, and sales of goods. (ii) including in the case of Investment Gains (Losses), trading gains (losses), net and fair value adjustments on loans, less fixed income spread and trading gains attributable to variable rate transaction spread (iii) excluding in the case of Adjusted EBITDA, net interest expense, provisions for or benefit from income taxes, depreciation, amortization, restructuring charge, gain or loss on extinguishment of debt, gain on bargain purchase, gain on sale and deconsolidation of businesses, gain on senior note exchange, impairment of goodwill and tradenames, share-based compensation and transaction related and other costs, (iv) excluding in the case of Operating Adjusted EBITDA, the aforementioned adjustments for adjusted EBITDA as well as trading gains (losses), net, net of fixed income and variable rate transaction spread, fair value adjustments on loans, realized and unrealized gains (losses) on investments net of variable rate transaction spread, and gains (losses) on investments attributable to non-controlling interest, (v) including in the case of Total Investments, securities and other investments owned net of (a) securities sold not yet purchased, at fair value and (b) noncontrolling interest related to investments from continuing operations, loans receivable, at fair value net of loan participations sold, equity investments, and other investments reported in prepaid and other assets, (vi) including in the case of Net Debt, term loans, net, senior notes payable, net, revolving credit facility, and notes payable net of (a) cash and cash equivalents, (b) restricted cash, (c) due from clearing brokers net of due to clearing brokers, and (d) aforementioned included items of Total Investments, that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”). In addition, the Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance, management compensation, capital resources, and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

Footnotes
See “Note Regarding Use of Non-GAAP Financial Measures” for further discussion of these non-GAAP terms. A reconciliation of Operating Revenues, Investment Gains (Losses), Adjusted EBITDA, Operating Adjusted EBITDA, Total Investments, and Net Debt to the comparable GAAP financial measures is included in the financial statements portion of this press release.

(1)Operating Revenues is defined as the sum of (i) service and fees, (ii) interest income – loans, (iii) interest income - securities lending, (iv) fixed income spread, (v) trading gains attributable to variable rate transaction spread, and (vi) sales of goods.
BRC Group Holdings, Inc. | www.brcgh.com

(2)Investment Gains (Losses) is defined as sum of (i) trading gains (losses), net and (ii) fair value adjustments on loans, less fixed income spread and trading gains attributable to variable rate transaction spread.

(3)Adjusted EBITDA includes earnings from continuing operations before interest, taxes, depreciation, amortization, restructuring charge, share-based payments, gain or loss on extinguishment of debt, gain on bargain purchase, gain on sale and deconsolidation of businesses, gain on senior note exchange, impairment of goodwill and tradenames, and transaction related and other costs.

(4)Operating Adjusted EBITDA is defined as Adjusted EBITDA excluding (i) trading gains (losses), net, net of fixed income and variable rate transaction spread, (ii) fair value adjustments on loans, (iii) realized and unrealized gains (losses) on investments net of variable rate transaction spread, and (iv) gains (losses) on investments attributable to non-controlling interest.

(5)Net Debt is defined as the sum of (a) term loans, net, (b) senior notes payable, net, (c) revolving credit facility, and (d) notes payable, net of (i) cash and cash equivalents, (ii) restricted cash, (iii) due from clearing brokers net of due to clearing brokers, and (iv) Total Investments.

(6)Total Investments is defined as the sum of (a) securities and other investments owned net of (i) securities sold not yet purchased, at fair value and (ii) noncontrolling interest related to investments from continuing operations, (b) loans receivable, at fair value net of loan participations sold, (c) equity investments, and (d) other investments reported in prepaid and other assets.

Forward-Looking Statements
Statements made in this press release that are not descriptions of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. Our forward-looking statements include, without limitation, statements regarding our expectations regarding our future business and expected revenue growth and the appreciation of our investment portfolio, our ability and intent to repurchase minority shares of BRS, the anticipated merger of BRS and BRW and the timing of the anticipated transactions. The proposed merger of BRS and BRW is subject to approval by FINRA and other applicable regulatory requirements, and there can be no assurance that such approval will be obtained, or that it will not be subject to conditions that materially affect the structuring or timing of the proposed merger. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of today’s date. The Company assumes no duty to update forward-looking statements, except as required by law. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s performance or achievements to be materially different from any expected future results, performance, or achievements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, some of which are beyond the control of the Company, including, but not limited to, failure to negotiate a purchase price for the minority shares of BRS, regulatory delays, general economic conditions and the risks described from time to time in the Company’s periodic filings with the SEC, including, without limitation, the risks described in the Company’s 2025 Annual Report on Form 10-K under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (as applicable). These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements.

# # #

BRC Group Holdings, Inc. | www.brcgh.com

BRC GROUP HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands, except share and par value)

	March 31, 2026	December 31, 2025
	(Unaudited)
Assets
Assets:
Cash and cash equivalents	$175,823	$226,601
Restricted cash	2,199	2,676
Due from clearing brokers	43,437	51,000
Securities and other investments owned ($576,153 and $382,461 at fair value)	639,668	446,843
Securities borrowed	133,438	114,937
Accounts receivable, net of allowance for credit losses of $6,450 and $6,108	67,329	55,473
Loans receivable, at fair value ($953 and $2,835 from related parties)	24,927	26,303
Equity investments	90,692	90,433
Prepaid expenses and other assets	117,851	128,650
Operating lease right-of-use assets	33,532	32,109
Property and equipment, net	17,608	17,606
Goodwill	392,687	392,687
Other intangible assets, net	112,038	118,290
Deferred income taxes	763	763
Assets of discontinued operations	2,221	2,221
Total assets	$1,854,213	$1,706,592

Liabilities and Equity (Deficit)
Liabilities:
Accounts payable	$37,721	$41,463
Accrued expenses and other liabilities ($11,080 and $6,400 at fair value)	153,413	154,780
Deferred revenue	48,730	49,907
Deferred income taxes	4,089	4,109
Securities sold not yet purchased, at fair value	16,833	9,809
Securities loaned	115,642	97,321
Operating lease liabilities	41,752	40,902
Revolving credit facility	10,708	6,638
Term loans, net	116,673	119,297
Senior notes payable, net	1,171,490	1,301,798
Liabilities of discontinued operations	830	830
Total liabilities	1,717,881	1,826,854

BRC Group Holdings, Inc. | www.brcgh.com

Commitments and contingencies

BRC Group Holdings, Inc. stockholders’ equity (deficit):
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; 4,563 shares issued and outstanding and liquidation preference of $124,157 and $122,142	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 35,150,932 and 30,597,066 issued and outstanding	4	3
Additional paid-in capital	634,479	598,022
Accumulated deficit	(550,013)	(763,286)
Accumulated other comprehensive loss	(7,149)	(6,272)
Total BRC Group Holdings, Inc. stockholders’ equity (deficit)	77,321	(171,533)
Noncontrolling interests	59,011	51,271
Total equity (deficit)	136,332	(120,262)
Total liabilities and equity (deficit)	$1,854,213	$1,706,592
BRC Group Holdings, Inc. | www.brcgh.com

BRC GROUP HOLDINGS, INC.
Condensed Consolidated Statements of Operations
(Unaudited)
(Dollars in thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Revenues:
Services and fees ($5,923 and $3,945 from related parties)	$152,122	$158,839
Trading gains (losses), net	145,061	(16,171)
Fair value adjustments on loans ($(26) and $(2,146) from related parties)	6,545	(8,096)
Interest income - loans ($— and $696 from related parties)	1,714	3,196
Interest income - securities lending	1,251	840
Sale of goods	45,367	47,455
Total revenues	352,060	186,063

Operating expenses:
Direct cost of services	31,702	42,700
Cost of goods sold	32,365	36,733
Selling, general and administrative expenses	134,348	167,388
Interest expense - Securities lending and loan participations sold	717	719
Total operating expenses	199,132	247,540
Operating income (loss)	152,928	(61,477)

Other income (expense):
Interest income	358	1,486
Dividend income	669	135
Realized and unrealized gains (losses) on investments	105,100	(14,500)
Change in fair value of financial instruments and other	(4,427)	922
Gain on sale and deconsolidation of businesses	—	80,841
Gain on senior note exchange	—	10,532
Income (loss) from equity investments	1,326	(552)
Gain (loss) on extinguishment of debt	2,890	(10,427)
Interest expense	(19,794)	(29,964)
Income (loss) from continuing operations before income taxes	239,050	(23,004)
(Provision for) benefit from income taxes	(16,891)	3,042
Income (loss) from continuing operations	222,159	(19,962)
Income from discontinued operations, net of income taxes	—	3,395
Net income (loss)	222,159	(16,567)
Net income (loss) attributable to noncontrolling interests	8,886	(6,592)
Net income (loss) attributable to BRC Group Holdings, Inc.	213,273	(9,975)
Preferred stock dividends	2,015	2,015
Net income (loss) available to common shareholders	$211,258	$(11,990)

BRC Group Holdings, Inc. | www.brcgh.com

Basic net income (loss) per common share:
Continuing operations	$6.62	$(0.50)
Discontinued operations	—	0.11
Basic income (loss) per common share	$6.62	$(0.39)
Diluted net income (loss) per common share:
Continuing operations	$6.57	$(0.50)
Discontinued operations	—	0.11
Diluted income (loss) per common share	$6.57	$(0.39)

Weighted average basic common shares outstanding	31,915,854	30,497,512
Weighted average diluted common shares outstanding	32,167,246	30,497,512

BRC Group Holdings, Inc. | www.brcgh.com

BRC GROUP HOLDINGS, INC.
Operating Revenues Reconciliation
(Unaudited)
(Dollars in thousands)

	Three Months Ended March 31,
	2026	2025
Total revenues	$352,060	$186,063
Operating revenues adjustments:
Trading (gains) losses, net	(145,061)	16,171
Fair value adjustments on loans	(6,545)	8,096
Fixed income and trading gains attributable to variable rate transactions spread	16,737	3,196
Total operating revenue adjustments	(134,869)	27,463
Operating revenues	$217,191	$213,526
BRC Group Holdings, Inc. | www.brcgh.com

BRC GROUP HOLDINGS, INC
Adjusted EBITDA and Operating Adjusted EBITDA Reconciliations
(Unaudited)
(Dollars in thousands)

	Three Months Ended March 31,
	2026	2025
Net income (loss) attributable to BRC Group Holdings, Inc.	$213,273	$(9,975)
Income from discontinued operations, net of income taxes	—	3,395
Net (income) loss attributable to noncontrolling interests	(8,886)	6,592
Income (loss) from continuing operations	222,159	(19,962)
EBITDA Adjustments:
Net (income) loss from continuing operations attributable to noncontrolling interests	(8,886)	6,592
Provision for (benefit from) income taxes	16,891	(3,042)
Interest expense	19,794	29,964
Interest income	(358)	(1,486)
Share based payments	2,440	3,346
Depreciation and amortization	7,589	9,997
Gain on sale and deconsolidation of businesses	—	(80,841)
Gain on senior note exchange	—	(10,532)
(Gain) loss on extinguishment of debt	(2,890)	10,427
Transactions related costs and other	5,412	10,220
Total EBITDA adjustments	39,992	(25,355)
Adjusted EBITDA	$262,151	$(45,317)

Operating EBITDA Adjustments:
Trading (gains) losses, net	$(145,061)	$16,171
Fair value adjustments on loans	(6,545)	8,096
Realized and unrealized (gains) losses on investments	(105,100)	14,500
Fixed income and variable rate transaction spread	17,814	3,196
Gains (losses) on investments attributable to non-controlling interest	11,389	(2,256)
Total Operating EBITDA Adjustments	(227,503)	39,707
Operating Adjusted EBITDA	$34,648	$(5,610)
BRC Group Holdings, Inc. | www.brcgh.com

BRC GROUP HOLDINGS, INC.
Total Investments and Net Debt Reconciliation
(Unaudited)
(Dollars in thousands)

	March 31, 2026	December 31, 2025
Cash, cash equivalents, and restricted cash	$178,022	$229,277
Due from clearing brokers	43,437	51,000

Securities and other investments owned	639,668	446,843
Securities sold not yet purchased, at fair value	(16,833)	(9,809)
Loans receivable, at fair value	24,927	26,303
Equity investments	90,692	90,433
Noncontrolling interest	(33,393)	(33,305)
Total investments	705,061	520,465

Revolving credit facility	10,708	6,638
Term loans, net	116,673	119,297
Senior notes payable, net	1,171,490	1,301,798
Total debt	1,298,871	1,427,733

Net debt	$372,351	$626,991
BRC Group Holdings, Inc. | www.brcgh.com

Contacts

Investors
mfrank@brcgh.com

Media
efogerty@brcgh.com

BRC Group Holdings, Inc. | www.brcgh.com